EXHIBIT 99.1

BioCryst Reports Second Quarter 2026 Financial Results

— Total net revenue of $218.3 million and ORLADEYO® net revenue of $158.2 million —

— Operating profit of $98.5 million and Non-GAAP operating profit of $113.2 million —

— Maintained Full Year 2026 ORLADEYO revenue guidance of $625 to $645 million and increased total revenue guidance to $690 million to $715 million —

— Began shipping ORLADEYO oral pellets to pediatric patients on August 3 —

— Completed enrollment in ALPHA-ORBIT, the ongoing pivotal study of navenibart —

RESEARCH TRIANGLE PARK, N.C., Aug. 05, 2026 (GLOBE NEWSWIRE) --  BioCryst Pharmaceuticals, Inc. (Nasdaq:BCRX) today reported financial results for the quarter ended June 30, 2026, and provided a business update.

“We were pleased to deliver strong revenue growth and positive free cash flow again in the second quarter, reflecting our continued focus on expanding the reach of ORLADEYO while advancing our prioritized pipeline programs,” said Charlie Gayer, President and Chief Executive Officer of BioCryst. “We are especially excited to have begun shipments of the ORLADEYO oral pellet formulation – an important milestone for children living with hereditary angioedema – and we are fully committed to making the launch a success.

“Across our pipeline, we completed enrollment in our pivotal navenibart trial and continued to advance BCX17725 toward early clinical data in patients by year-end. As we announced in June, we have rationalized our internal R&D efforts to better align our cost structure with our shift toward external innovation to build our pipeline. These changes will allow us to more efficiently allocate capital toward compelling assets where we have differentiated clinical and commercial expertise.

“Building on this momentum, we remain focused on cost discipline while directing our capital and energy toward opportunities where we can have the greatest impact. This positions BioCryst exceptionally well to continue delivering growth, strong profitability, and lasting value for patients and their families as well as our shareholders.”

Business & Corporate Updates

  To support the growing scale of ORLADEYO across both adults and pediatrics, BioCryst has engaged CareMed to serve as its new commercial pharmacy partner. CareMed is a full-service specialty pharmacy that provides expert care to patients living with rare diseases, and will become BioCryst’s sole source specialty pharmacy for ORLADEYO shipments to patients beginning in Q3 2026.

  New patient prescriptions maintained momentum in Q2 2026, driving ORLADEYO revenue of $158.2 million (+1% y-o-y; +10% y-o-y on a comparable basis excluding European revenue).

  Initial product shipments of ORLADEYO oral pellets to patients began the week of August 3, marking a new paradigm in the treatment of HAE in pediatrics. Prescription demand is strong: 47 prescriptions have been written year-to-date. Over half of these prescriptions have completed the prior authorization process and have a high approval rate.

  Patient enrollment in ALPHA-ORBIT, the ongoing pivotal study of navenibart in hereditary angioedema, was completed in June. Navenibart is an investigational, long-acting plasma kallikrein inhibitor being studied with every three-month and every six-month subcutaneous dosing. The program remains on track to report top-line results from both doses in Q3 2027.

  The company is studying BCX17725, an investigational KLK5 inhibitor for the treatment of Netherton syndrome, in a Phase 1 trial. The company is dosing in Part 4 of this trial, which will enroll up to 12 patients for three months, and expects to report data from this part by the end of 2026.

  In June, the company announced the discontinuation of its internal discovery programs and closure of its Birmingham facility by the end of 2026 to sharpen its scientific focus on external innovation.

  In July, the company appointed David W. Jenkins, MA, PhD, as Chief Scientific Officer, strengthening the company's research leadership and external innovation strategy.

Second Quarter 2026 Financial Results

Total revenues were $218.3 million (+34% y-o-y; +45% y-o-y on a comparable basis excluding European revenue). In May 2026, the company announced that it entered into a licensing agreement with an Irish affiliate of Neopharmed Gentili for exclusive rights to commercialize navenibart in Europe. The company received upfront consideration of $70.0 million and is eligible to receive up to $275.0 million in future regulatory and sales milestone payments and tiered royalties on net sales ranging from 18% to 30%. The company recognized $55.7 million of revenue related to this licensing agreement in the second quarter of 2026 with the balance to be recognized over the next few years.

Research and development expenses, excluding stock-based compensation expense, were $46.5 million (+37% y-o-y) for the second quarter of 2026. The increase was primarily due to costs associated with the navenibart ALPHA-ORBIT study following the acquisition of Astria in the first quarter of 2026.

Sales and marketing expenses, excluding stock-based compensation expense, were $33.9 million (-26% y-o-y, +2% y-o-y on a comparable basis excluding European sales and marketing expenses) for the second quarter of 2026. General and administrative expenses, excluding stock-based compensation expense, were $20.8 million (-30% y-o-y, -2% y-o-y on a comparable basis excluding European general and administrative expenses and transaction-related costs) for the second quarter of 2026.

The company recorded a GAAP operating profit of $98.5 million for the second quarter of 2026. On a non-GAAP basis, the company recorded an operating profit of $113.2 million. Additional details on individual adjustments are included in the accompanying financial tables.

During Q2 2026, the company generated positive cash flow even when excluding the upfront consideration received from the navenibart licensing agreement. As a result, cash, cash equivalents, restricted cash and investments totaled $354.0 million at June 30, 2026.

The accompanying tables provide GAAP and non-GAAP financial information for the three and six months ended June 30, 2026. Non-GAAP measures include adjustments, as applicable, for the sale of the European ORLADEYO business on October 1, 2025 (including transaction-related costs), stock-based compensation, and expenses incurred in connection with the acquisition of Astria on January 23, 2026. Management believes that the presentation of these non-GAAP figures provides greater transparency into the financial results of core, ongoing operations and improves comparability across reporting periods by excluding items that are non-recurring or other items that may vary significantly from period to period.

Financial Outlook for 2026

The company maintained its outlook for full year 2026 global net ORLADEYO revenue of $625 million to $645 million. The company raised the full year 2026 total revenue outlook, including RAPIVAB® (peramivir injection) and revenue from the licensing of navenibart European rights, to $690 million to $715 million.

In June, the company improved its outlook for full year 2026 non-GAAP operating expenses, excluding stock-based compensation, restructuring, and transaction-related costs, to $420 million to $440 million, due to the announced plans to discontinue internal discovery programs and close the Birmingham facility.

Item	As of August 5, 2026	As of May 6, 2026
ORLADEYO revenue	Unchanged	$625 million to $645 million
Total revenue	$690 million to $715 million	$635 million to $660 million
Non-GAAP operating expense	$420 million to $440 million	$450 million to $470 million

Conference Call and Webcast

BioCryst management will host a conference call and webcast at 8:30 a.m. ET today to discuss the financial results and provide a corporate update. A live webcast and replay of the call will be available online in the investors section of the company website at www.biocryst.com.

About BioCryst Pharmaceuticals

BioCryst is a global biotechnology company focused on developing and commercializing medicines for hereditary angioedema (“HAE”) and other rare diseases, driven by its deep commitment to improving the lives of people living with these conditions. BioCryst has commercialized ORLADEYO® (berotralstat), the first oral, once-daily plasma kallikrein inhibitor, and is advancing a pipeline of potential first-in-class or best-in-class therapeutics for rare diseases. For more information, please visit www.biocryst.com or follow us on LinkedIn.

Non-GAAP Financial Measures

The information furnished in this release and the accompanying tables includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including financial measures labeled as “non-GAAP.” As noted under “Second Quarter 2026 Financial Results” above, we believe providing these non-GAAP measures, which show our results with certain items adjusted, is valuable and useful since they can provide greater transparency into the financial results of core, ongoing operations and improve comparability across reporting periods. These non-GAAP measures also correspond with the way we expect investors and financial analysts to compare our results. Our non-GAAP measures should be considered only as supplements to, and not as substitutes for or in isolation from, our other measures of financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its respective closest equivalent GAAP financial measure is provided in the tables below.

We also provide our non-GAAP operating expense outlook for full year 2026, which refers to our expected GAAP operating expense, excluding stock-based compensation, restructuring and transaction-related costs. We have not provided a reconciliation against the comparable forward-looking GAAP measure because we are unable to predict with reasonable certainty the full amount of stock-based compensation expense or restructuring or transaction-related costs for the full year 2026 without unreasonable effort. Stock-based compensation expense is uncertain and depends on various factors, including our future hiring and retention needs, as well as the future fair market value of our common stock, which is difficult to predict and subject to change. In addition, we are unable to predict with reasonable certainty the full amount of restructuring and transaction-related costs as the related costs are dependent on various factors that have not yet or have only recently occurred. The actual amount of stock-based compensation, restructuring and transaction-related costs for the full year 2026 could have a material impact on GAAP reported results for the guidance period.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements, such as expected full year 2026 revenue and operating expenses, expectations related to future profitability, expectations regarding pipeline development, including expected data reporting timing, potential future milestone payments or royalties, expectations regarding BioCryst’s strategic shift to prioritize external innovation, including as it relates to future growth, value creation and opportunities, and expectations related to the closure of BioCryst’s Birmingham research facility and wind-down of internal discovery programs, including statements about the expected timing and financial impact. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: BioCryst’s ability to successfully progress its pipeline development plans as described herein, including meeting the expected timelines; BioCryst’s ability to successfully transition to its new sole source specialty pharmacy for ORLADEYO shipments to patients and to continue to successfully commercialize ORLADEYO, including the successful launch of the ORLADEYO oral pellet formulation; uncertainties related to BioCryst’s ability to successfully execute its plan to close the Birmingham research facility and wind-down its internal discovery programs, including the timing and costs of such action; ongoing and future preclinical and clinical development of product candidates may take longer than expected and may not have positive results; the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results; BioCryst may not be able to enroll the required number of subjects in planned clinical trials of product candidates; BioCryst may not advance human clinical trials with product candidates as expected; the FDA or other applicable regulatory agency may require additional studies beyond the studies planned for products and product candidates, may not provide regulatory clearances which may result in delay of planned clinical trials, may not review regulatory filings on our expected timeline, may impose certain restrictions, warnings, or other requirements on products and product candidates, may impose a clinical hold with respect to product candidates, or may withhold, delay or withdraw market approval for products and product candidates; the results of BioCryst’s partnerships with third parties may not meet BioCryst’s current expectations, including that our partners may fail to reach performance milestones or achieve certain royalty thresholds under our license agreements; statements and projections regarding financial guidance and goals and the attainment of such goals may differ from actual results based on market factors and BioCryst’s ability to execute its operational and budget plans; and actual financial results may not be consistent with expectations, including that revenue, operating expenses and cash usage may not be within management’s expected ranges. This list is not exclusive. To see a more comprehensive list of risks, please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which identify important factors that could cause actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

BCRXW

Contact:

Investors:
investorrelations@biocryst.com

Media:
media@biocryst.com

BIOCRYST PHARMACEUTICALS, INC.
CONSOLIDATED FINANCIAL SUMMARY
(In thousands, except per share)

Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
ORLADEYO	$158,202	$156,837	$306,549	$291,080
License and other revenues	60,048	6,516	68,114	17,807
Total revenues	218,250	163,353	374,663	308,887

Expenses:
Cost of product sales	3,840	2,798	9,217	7,366
Acquired in-process research and development	—	—	697,761	—
Research and development	51,969	43,386	112,288	80,656
Selling, general and administrative	63,976	87,383	158,530	169,852
Total operating expenses	119,785	133,567	977,796	257,874
Income (loss) from operations	98,465	29,786	(603,133)	51,013

Other income (expense):
Interest income	2,434	2,516	4,690	5,540
Interest expense	(21,712)	(21,582)	(41,491)	(45,076)
Foreign currency gains (losses), net	27	(63)	(198)	(62)
Loss on extinguishment of debt	—	(4,171)	—	(4,171)
Other income (expense), net	260	—	(1,202)	—
Total other expense, net	(18,991)	(23,300)	(38,201)	(43,769)

Income (loss) before income taxes	79,474	6,486	(641,334)	7,244
Income tax expense	1,079	1,401	2,083	2,127
Net income (loss)	$78,395	$5,085	$(643,417)	$5,117

Net income (loss) per common share: basic	$0.31	$0.02	$(2.59)	$0.02
Weighted average shares of common stock outstanding: basic	254,481	209,519	248,403	209,203
Net income (loss) per common share: diluted	$0.30	$0.02	$(2.59)	$0.02
Weighted average shares of common stock outstanding: diluted	265,165	219,886	248,403	217,574

Balance Sheet Data (in thousands)

	June 30, 2026 (unaudited)	December 31, 2025 (Note 1)
Cash, cash equivalents and investments	$352,573	$335,911
Restricted cash	1,412	1,601
Receivables	110,757	106,818
Total assets	557,851	514,158
Secured term loan	395,400	—
Royalty financing obligation	426,789	465,688
Accumulated deficit	(2,149,596)	(1,506,179)
Stockholders’ deficit	(454,289)	(119,153)
Shares of common stock outstanding	255,265	213,060

Note 1: Derived from audited financial statements.

Reconciliations of Non-GAAP Income from Operations (in thousands)

	Three Months Ended June 30, 2026
	U.S. GAAP	Non-GAAP Adjustments	Non-GAAP
Revenues:
ORLADEYO	$158,202	$—	$158,202
License and other revenues	60,048	—	60,048
Total revenues	218,250	—	218,250

Expenses:
Cost of product sales - ORLADEYO	3,737	—	3,737
Cost of product sales - peramivir	103	—	103
Research and development (excluding stock-based compensation)	46,496	—	46,496
Sales and marketing (excluding stock-based compensation)	33,947	—	33,947
General and administrative (excluding stock-based compensation)	20,810	—	20,810
Stock-based compensation	14,692	14,692	—
Total operating expenses	119,785	14,692	105,093
Income (loss) from operations	$98,465	$(14,692)	$113,157

	Three Months Ended June 30, 2025
	U.S. GAAP	Non-GAAP Adjustments[1]	Non-GAAP
Revenues:
ORLADEYO	$156,837	$13,310	$143,527
License and other revenues	6,516	—	6,516
Total revenues	163,353	13,310	150,043

Expenses:
Cost of product sales - ORLADEYO	2,388	1,080	1,308
Cost of product sales - peramivir	410	—	410
Research and development (excluding stock-based compensation)	34,059	1,286	32,773
Sales and marketing (excluding stock-based compensation)	45,589	12,165	33,424
General and administrative (excluding stock-based compensation)	29,817	8,577	21,240
Stock-based compensation	21,304	21,304	—
Total operating expenses	133,567	44,412	89,155
Income from operations	$29,786	$(31,102)	$60,888

[1]Reflects the following non-GAAP adjustments for the three months ended June 30, 2025:
Revenues and expenses associated with our European ORLADEYO business which was sold to Neopharmed Gentili S.p.A. on October 1, 2025:
ORLADEYO revenue			$13,310
Cost of product sales - ORLADEYO			$1,080
Research and development (excluding stock-based compensation)			$1,286
Sales and marketing (excluding stock-based compensation)			$12,165
General and administrative (excluding stock-based compensation)			$2,689
Transaction-related costs associated with the sale of our European ORLADEYO to Neopharmed Gentili S.p.A.			$5,888
Stock-based compensation			$21,304

	Six Months Ended June 30, 2026
	U.S. GAAP	Non-GAAP Adjustments[1]	Non-GAAP
Revenues:
ORLADEYO	$306,549	$—	$306,549
License and other revenues	68,114	—	68,114
Total revenues	374,663	—	374,663

Expenses:
Cost of product sales - ORLADEYO	6,433	—	6,433
Cost of product sales - peramivir	2,784	—	2,784
Acquired in-process research and development	697,761	697,761	—
Research and development (excluding stock-based compensation)	99,996	15,480	84,516
Sales and marketing (excluding stock-based compensation)	76,900	5,482	71,418
General and administrative (excluding stock-based compensation)	63,203	21,088	42,115
Stock-based compensation	30,719	30,719	—
Total operating expenses	977,796	770,530	207,266
(Loss) income from operations	$(603,133)	$(770,530)	$167,397

[1]Reflects the following non-GAAP adjustments for the six months ended June 30, 2026:
Expenses incurred in connection with the acquisition of Astria Therapeutics, Inc. on January 23, 2026:
Acquired in-process research and development related to navenibart			$697,761
Assembled workforce amortization			$600
Expense associated with severance and retention award agreements			$12,321
Portion of stock option payout attributable to post-combination service			$29,129
Stock-based compensation			$30,719

	Six Months Ended June 30, 2025
	U.S. GAAP	Non-GAAP Adjustments[1]	Non-GAAP
Revenues:
ORLADEYO	$291,080	$24,846	$266,234
License and other revenues	17,807	—	17,807
Total revenues	308,887	24,846	284,041

Expenses:
Cost of product sales - ORLADEYO	4,382	1,745	2,637
Cost of product sales - peramivir	2,984	—	2,984
Research and development (excluding stock-based compensation)	62,801	1,443	61,358
Sales and marketing (excluding stock-based compensation)	93,259	21,358	71,901
General and administrative (excluding stock-based compensation)	51,776	11,544	40,232
Stock-based compensation	42,672	42,672	—
Total operating expenses	257,874	78,762	179,112
Income from operations	$51,013	$(53,916)	$104,929

[1]Reflects the following non-GAAP adjustments for the six months ended June 30, 2025:
Revenues and expenses associated with our European ORLADEYO business which was sold to Neopharmed Gentili S.p.A. on October 1, 2025:
ORLADEYO revenue			$24,846
Cost of product sales - ORLADEYO			$1,745
Research and development (excluding stock-based compensation)			$1,443
Sales and marketing (excluding stock-based compensation)			$21,358
General and administrative (excluding stock-based compensation)			$5,106
Transaction-related costs associated with the sale of our European ORLADEYO to Neopharmed Gentili S.p.A.			$6,438
Stock-based compensation			$42,672